AMENDMENT NO. 1 TO MASTER SERVICES AGREEMENT

THIS AMENDMENT NO. 1 TO MASTER SERVICES AGREEMENT (this "Amendment") is made effective as of March 5, 2021, by and among Homestead Funds, Inc., a Maryland corporation (the "Corporation") and Homestead Funds Trust, a Massachusetts business trust (the "Trust," and together with the Corporation, "Homestead" or "Homestead Funds"), and Ultimus Fund Solutions, LLC ("Ultimus"), a limited liability company organized under the laws of the state of Ohio.

WHEREAS, Ultimus and Homestead are parties to that certain Master Services Agreement dated February 28, 2021 (the "Agreement"); and

WHEREAS, the parties desire to amend the Agreement as described herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1. **Amendments.**

(a) Schedule A to the Agreement hereby is deleted in its entirety and replaced with Schedule A attached hereto, as the same may be amended from time to time.

2. **Miscellaneous.**

(a) Except as amended hereby, the Agreement shall remain in full force and effect.

(b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer as of the date and year first above written.

HOMESTEAD FUNDS, INC.

By: ______________________
Name: Mark Santero
Title: CEO, President and Director

ULTIMUS FUND SOLUTIONS, LLC

By: ______________________
Gary Tenkman
Chief Executive Officer

HOMESTEAD FUNDS TRUST

By: ______________________
Name: Mark Santero
Title: CEO, President and Director

AMENDED SCHEDULE A
dated March 5, 2021

to the
Master Services Agreement
between
Homestead Funds
and
Ultimus Fund Solutions, LLC
dated February 28, 2021

Fund Portfolio(s) (by fiscal year end)

Daily Income Fund
Short-Term Government Securities Fund
Short-Term Bond Fund
Intermediate Bond Fund
Stock Index Fund
Value Fund
Growth Fund
International Equity Fund
Small-Company Stock Fund
Rural America Growth & Income Fund